                                                                    EXHIBIT 99.1

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
      AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Annual Report of The Westwood Group, Inc. (the "Company") on Form 10-K for the year ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Richard
P. Dalton, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

April 15, 2003                       /s/ Richard P. Dalton
                                     -------------------------------------------
                                     Richard P. Dalton
                                     President and Chief Executive Officer
                                     (Principal Executive Officer and Principal
                                     Financial Officer)

A signed original of this written statement required by Section 906 has been provided to The Westwood Group, Inc. and will be retained by The Westwood Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.